Consent and Report of Independent Registered
                          Certified Public Accountants




Board of Directors
Industrial Electric Services, Inc.
Lexington, Kentucky


We consent to the use in this Registration Statement on Amendment No. 2 of Form SB-2 of our report dated August 15, 2005, relating to the financial statements of Industrial Electric Services, Inc. and to the reference to our firm under the caption "Experts" in the Prospectus.




Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
February 1, 2006